Exhibit 99.1

FOR IMMEDIATE RELEASE

OPENWAVE ANNOUNCES DATE OF ITS 2007 ANNUAL

MEETING OF STOCKHOLDERS

Redwood City, California – August 30, 2007 – Openwave Systems Inc. (NASDAQ: OPWV), the leading independent provider of software products and services for the communications industry, today announced its Annual Meeting of Stockholders will be held on Thursday, December 6, 2007 at 3 p.m. PST at the Company’s headquarters located at 2100 Seaport Boulevard, Redwood City, CA 94063. Openwave expects to mail its definitive proxy statement to all stockholders of record on or about October 29, 2007.

Rule 14a-8 Stockholder Proposal Deadline

The 2007 Annual Meeting date represents a change of more than 30 days from the anniversary of Openwave’s 2006 Annual Meeting of Stockholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, Openwave has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in Openwave’s proxy materials for the 2007 Annual Meeting. The new deadline for delivering stockholder proposals to Openwave is the close of business on September 29, 2007. Such proposals should be delivered to: 2100 Seaport Blvd., Redwood City, CA 94063, Attention: Corporate Secretary. Openwave recommends that such proposals be sent by certified mail, return receipt requested. Such proposals also will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in Openwave’s proxy materials, and may be omitted if not in compliance with applicable requirements.

Bylaws Advance Notice Deadline

In accordance with the requirements for advance notice set forth in Openwave's by-laws, after giving effect to the amendments described in the Company's Current Report on Form 8-K to be filed with the Securities and Exchange Commission today, in order for a stockholder proposal to be submitted outside of Rule 14a-8 or a director nomination to be considered timely, such proposal or nomination must be received by the Corporate Secretary by close of business on September 29, 2007 at the address noted above. Such proposals must comply with Article II, Section 2.5 of Openwave’s bylaws.

This press release constitutes public announcement of the date of the 2007 Annual Meeting for purposes of Article II, Section 2.4 of Openwave’s by-laws. A copy of Openwave’s by-laws is available by submitting a written request to the address noted above, Attention: Investor Relations, or by accessing Openwave’s website at www.openwave.com/investors.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of software solutions that ignite mobility for the communications and media industries. Openwave empowers its customers to rapidly transform their business by sparking new revenue streams and market opportunities, building loyal subscriber communities and reducing operational costs. Openwave’s broad range of IP-based handset-to-network solutions enable the rapid launch of information, communication and entertainment services across networks and devices and include handset software, content delivery, adaptive messaging, location, music and video services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Openwave is a trademark of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

The foregoing release contains forward looking statements, and the date or timing of the Openwave 2007 Annual Meeting is subject to change.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave's website at www.openwave.com.

Openwave Systems Inc.

Investor Relations

Mike Bishop

investor@openwave.com

Tel: 650-480-4461

Public Relations

Vikki Herrera

Vikki.Herrera@openwave.com

Tel: 650-480-6753